[Form of Notice -- 1992 Warrants]

                            NOTICE TO WARRANTHOLDERS


THE WARRANTS REFERRED TO BELOW AND THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS HAVE NOT BEEN REGISTERED FOR ISSUANCE TO THE WARRANTHOLDERS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U. S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE 1933 ACT), NOR MAY THE WARRANTS BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U. S. PERSON, UNLESS (i) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA ("STATE ACT"), OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

[Name and Address of Warrantholder]

            Reference is made to the warrants ("Warrants") to purchase common stock, no par value ("Common Stock"), of Epitope, Inc. (the "Company") originally issued by the Company on December 23, 1992, and the related Warrant Agreements ("Warrant Agreements") dated as of the same date containing the terms of the Warrants. Capitalized terms used and not otherwise defined herein have the same meanings as in the Warrant Agreements.

            The Expiration Date for the Warrants, as previously extended, is September 30, 1997. The Company hereby further extends the Expiration Date until September 30, 2000.

            The Company intends to effect a spin-off of Agritope, Inc. ("Agritope") by making a dividend distribution (the "Distribution") of Agritope common stock to the Company's shareholders. Subject to and effective ten days after occurrence of the Distribution, the Company will permit exercise of the Warrants at a reduced exercise price per share equal to 110 percent of the average closing price of the Common Stock on The Nasdaq Stock Market for the five consecutive trading days beginning on the date of the Distribution.

            Warrantholders will not receive Agritope common stock in the Distribution with respect to shares of Common Stock issued upon exercise of Warrants after the record date for the Distribution.

            Please attach a copy of this notice to your Warrant Agreement.


Dated:  September 12, 1997.

                   EPITOPE, INC.


                   By ----------------------------------------------------------
                        Executive Vice President and Chief Financial Officer

THESE WARRANTS AND THE SHARES OF COMMON STOCK UNDERLYING THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE 1933
ACT), NOR MAY THESE WARRANTS BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON, UNLESS (i) THE TRANSACTION IS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA ("STATE ACT"), OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE ACT IS AVAILABLE AND THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

COMMON STOCK PURCHASED PURSUANT TO THE EXERCISE OF THESE WARRANTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF FOR A PERIOD OF 60 DAYS AFTER THE DATE OF PURCHASE OF SUCH COMMON STOCK

                 VOID AFTER 5 P.M., UNITED STATES PACIFIC TIME,
                              ON SEPTEMBER 30, 2000
                    OR SUCH EARLIER DATE AS SPECIFIED HEREIN

                        WARRANTS TO PURCHASE COMMON STOCK

Warrant No. ___             ______________ Warrants


                                  EPITOPE, INC.

THIS CERTIFIES THAT

                             [Name of warrantholder]

or registered assigns, is the registered holder of the number of Warrants (each, a "Warrant," and collectively, "Warrants") set forth above. Each Warrant represented by this certificate for Warrants ("Warrant Agreement") entitles the registered holder thereof (the "Warrantholder") to purchase from Epitope, Inc., a corporation incorporated under the laws of the state of Oregon ("Company"), United States of America ("U.S."), one fully paid and nonassessable share of common stock, no par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Agreement with the accompanying Election to Exercise Warrants duly completed, at any time prior to 5 P.M., U.S. Pacific time, on the Expiration Date (as defined in Section 2), at the corporate offices of the Company at 8505 S.W. Creekside Place, Beaverton, Oregon 97008, or at such other address as may be specified by the Company pursuant to Section , accompanied by payment of the Exercise Price (as defined herein) and any applicable taxes, either in cash in U.S. funds or by certified or official bank check in U.S. funds payable to the order of the Company. These Warrants are issued pursuant to a Warrant Purchase Agreement ("Purchase Agreement") among the Company and the Investors described therein dated as of November 25, 1992.

      Section 1. Exercise Price. Each Warrant entitles the Warrantholder to purchase one share of Common Stock for U.S. $_____ (the "Exercise Price"), subject to adjustment as provided herein.

      Section 2. Expiration. All Warrants not theretofore exercised shall expire at 5 p.m., U.S. Pacific time, on the earlier of the following dates (the "Expiration Date"): (a) September 30, 2000 and (b) the expiration of 120 days after the first period of 20 consecutive trading days during which period the average of the high and low sales prices of the Common Stock on The Nasdaq Stock Market or any other exchange or national market system on which the Common Stock is then traded, is at least $30.00.

      Section 3. Adjustments of Number and Kind of Shares Purchasable and Exercise Price. The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of the following events:

            3.1 If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in Common Stock is paid on the Common Stock, the number of shares of Common Stock issuable on exercise of the Warrants shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Warrants shall be proportionately reduced and the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. The increases and reductions provided for in this subsection 3.1 shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company issuable on exercise of the Warrants nor the price payable for such percentage upon such exercise shall be affected by any event described in this subsection 3.1.

            3.2 No adjustment of the Exercise Price will be made if the amount of the adjustment is less than U.S. $.01 per share, but in that case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next adjustment of the Exercise Price which, together with any adjustment carried forward, amounts to U.S. $.01 per share or more.

            3.3 In case of any change in the Common Stock of the Company through merger, consolidation, reclassification, reorganization, partial or complete liquidation, or other change in the capital structure of the Company (not including a combination of shares or the issuance of additional shares of Common Stock by the Company by stock split or stock dividend), then, as a condition of the change in the capital structure of the Company, provision shall be made so that the holder of this Warrant Agreement will have the right thereafter to receive upon the exercise of the Warrants the kind and amount of shares of stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, reclassification, reorganization, recapitalization, or other change in the capital structure, such holder had held the number of shares of Common Stock issuable upon the exercise of the Warrants. In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrants. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Agreement, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Agreement.

            3.4 When any adjustment is required to be made in the number of shares of Common Stock, other securities, or property purchasable upon exercise of the Warrants, the Company shall promptly determine the new number of shares or other securities or property purchasable upon exercise of the Warrants and (a) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of shares or other securities or property purchasable upon exercise of the Warrants and (b) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date when the event giving rise to the adjustment occurred.

            3.5 No fractional shares of Common Stock or other securities shall be issued in connection with the exercise of any Warrants, but the Company shall pay, in lieu of fractional shares, a cash payment therefor on the basis of the closing price on a national securities exchange on the day immediately prior to exercise or, if the Common Stock or other securities are not traded on a national securities exchange on such day, on the basis of the fair market value thereof as determined by the board of directors of the Company, which determination shall be conclusive.

            3.6 Notwithstanding anything herein to the contrary, there shall be no adjustment made hereunder on account of the sale and issuance of the shares of Common Stock or other securities purchasable upon exercise of the Warrants.

      Section 4. Rights of Warrantholder as Shareholder. No holder of this Warrant Agreement shall, as such, be entitled to vote, receive dividends, or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained herein be construed to confer upon the holder of this Warrant Agreement, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to shareholders at any meeting thereof or otherwise) including, without limitation, giving or withholding consent to any merger, recapitalization, issuance of stock, reclassification of stock, exchange of stock, change of stock to par value, consolidation or conveyance, or to receive notice of meetings or other actions affecting shareholders or to receive dividends or subscription rights or other distributions.

      Section 5. Payment of Certain Taxes and Charges. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Agreement or to register the transfer of the Warrants evidenced hereby until any applicable transfer tax and any other taxes or governmental charges that the Company may be required by law to collect in respect of such exercise or transfer shall have been paid, such tax being payable by the holder of this Warrant Agreement at the time of surrender for exercise or transfer.

      Section 6. Registration. The Company has prepared a registration statement on Form S-3 (the "Registration Statement") under the 1933 Act with respect to transfer by the Warrantholder of the Warrants covered by this Warrant Agreement and the re-sale by the Warrantholder of the shares of Common Stock issued or issuable upon exercise of this Warrant Agreement (the "Warrant Shares"). As soon as practicable after the original issue date of this Warrant Agreement (the "Original Issue Date"), the Company shall file the Registration Statement with the U.S. Securities and Exchange Commission and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act as promptly as practicable after the Original Issue Date as provided for in, and in accordance with, the terms and conditions of the Purchase Agreement.

      Section 7.  Transfer and Exchange.

            7.1 Transfer. This Warrant Agreement is transferable on the registry books of the Company subject to the restrictions on the first page hereof and in Section . The Company may deem and treat the person or entity in whose name this Warrant Agreement is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) for all purposes whatever, and the Company shall not be affected by any notice to the contrary.

            7.2  Exchange.   Subject  to  the  provisions  of  Section  and  the
      restrictions on the first page hereof, this Warrant Agreement is exchangeable at the principal office of the Company for Warrant Agreements to purchase the same aggregate number of shares of Common Stock as are purchasable hereunder, each new Warrant Agreement to represent the right to purchase such number of shares as the Warrantholder shall designate at the time of such exchange.

            7.3 Securities Act of 1933. The Warrantholder, by acceptance hereof, agrees that this Warrant Agreement and the shares of Common Stock issued or issuable upon exercise of this Warrant Agreement may not be offered or sold except in compliance with the 1933 Act. The Warrantholder consents to the Company's making a notation on its records and on the certificates for any shares of Common Stock issued upon exercise hereof in order to implement such restriction on transferability.

            7.4 Minimum Warrant Agreement Amount. Notwithstanding the provisions of Section and Section , the Company shall not be required to issue a Warrant Agreement for Warrants covering less than 1,000 shares of Common Stock, except in the case of a partial exercise by the Warrantholder of this Warrant Agreement that leaves Warrants exercisable to purchase less than 1,000 shares that are to remain registered in the name of the exercising Warrantholder, and any subsequent partial exercise, transfer, or exchange of such Warrant Agreement.

            7.5 No Transfer of Common Stock for 60 Days. Common Stock purchased pursuant to the exercise of these Warrants may not be sold or otherwise transferred or disposed of for a period of 60 days after the date of purchase of such Common Stock.

      Section 8. Holdback Agreement. The Warrantholder, if requested by the Company and an underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Warrants or Warrant Shares for a specified period of time (not to exceed 90 days) following the effective date of a registration statement pursuant to which the Company proposes to sell its securities to the public generally; provided, however, that all executive officers and directors of the Company enter into similar agreements.

      Section 9. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by international courier service, or by registered mail, airmail postage prepaid, return receipt requested, to: (a) the Company at 8505 S.W. Creekside Place, Beaverton, Oregon 97008, U.S.A., Attn:
Secretary, with a copy to Miller, Nash, Wiener, Hager & Carlsen LLP, 3500 U. S. Bancorp Tower, 111 S.W. Fifth Avenue, Portland, Oregon 97204, U.S.A., Attn:
Erich W. Merrill, Jr., or at such other addresses as may be specified by the Company by notice given to the Warrantholders in accordance with this Section 9, and (b) to the Warrantholders at the addresses set forth in the registry books of the Company referred to in Section 7.1, with copies to Michel de Beaumont, American Equities Overseas (U.K.) Ltd., 16 Old Bond Street, London W1X 3DB, United Kingdom, and Jack H. Halperin, Esq., 361 Silver Court, Woodmere, New York 11598, U.S.A. Any notice, request or other communication (other than an Election to Exercise Warrants) given by registered airmail shall be deemed given 10 days after the mailing date; notices, requests, or other communications given in any other manner and any Election to Exercise Warrants shall be deemed given when received.

      Section 10. Amendment. This Warrant Agreement may be amended or its provisions waived only by an instrument in writing signed by the Company and the Warrantholder as provided in the Purchase Agreement.

      Section 11. Certain Definitions. Rules 9.02(o) and 9.02(p) of Regulation S promulgated under the 1933 Act defining "U.S. person" and "United States," respectively, are set forth in Appendix 1.

      Section 12. Law Governing. This Warrant Agreement shall be governed by and construed in accordance with the laws of the state of Oregon, without giving effect to choice of laws principles thereof.

      Dated as of ---------------------.

                                EPITOPE, INC.


                                By ---------------------------------------------

                                   APPENDIX 1

                                       to

                                Warrant Agreement



            Set forth below is the text of Rule 902(o) promulgated under the 1933 Act which defines "U.S. person" as follows:

            (o)  U.S. Person.

            (1)  "U.S. person" means:

            (i)  Any natural person resident in the United States;

            (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

            (iii) Any estate of which any executor or administrator is a U.S. person;

            (iv) Any trust of which any trustee is a U.S. person;

            (v) Any agency or branch of a foreign entity located in the United States;

            (vi) Any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

            (vii) Any  discretionary  account or similar  account (other than an
      estate  or  trust)  held  by  a  dealer  or  other  fiduciary   organized,
      incorporated, or (if an individual) resident in the United States; and

            (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

            (2) Notwithstanding paragraph (o)(1) of this rule, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "U.S. person."

            (3) Notwithstanding paragraph (o)(1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

            (i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

            (ii)  The estate is governed by foreign law.

            (4) Notwithstanding paragraph (o)(1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

            (5) Notwithstanding paragraph (o)(1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

            (6) Notwithstanding paragraph (o)(1), any agency or branch of a U.S. person located outside the United States shall not be deemed a "U.S. person" if:

            (i)  The agency or branch operates for valid business reasons; and

            (ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

            (7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed "U.S. persons."

            Set forth below is the text of Rule 9.02(p) promulgated under the 1933 Act which defines "United States" as follows:

            (p) "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                          ELECTION TO EXERCISE WARRANTS

      [NOTE: Unless the transaction has been registered under the 1933 Act or is exempt from registration thereunder, this Election to Exercise Warrants must be executed, and the Warrant Shares must be delivered, outside of the U.S., its territories and possessions.]

To:   Epitope, Inc.
      8505 S.W. Creekside Place
      Beaverton, Oregon  97008
      U.S.A.

      The undersigned hereby exercises Warrants represented by the within Warrant Agreement for ________ shares of the Common Stock of Epitope, Inc. ("Warrant Shares"), and tenders payment herewith in the amount of U.S. $_________ in accordance with the terms thereof.

      The undersigned hereby certifies that (mark one of the two responses below):

      ___   (i) It is the sole beneficial owner of the Warrants being exercised,
            (ii) it is not a U.S. person, as defined in Appendix 1 to the within Warrant Agreement and within the meaning of Regulation S promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 ("1933 Act"), and (iii) it is not exercising Warrants for the benefit of any U.S. person.

                                     --OR--

      ___ The transaction in which the Warrant Shares will be delivered upon exercise of the Warrant has been registered under the 1933 Act or is exempt from registration thereunder and Epitope, Inc., has been provided with a written opinion of counsel to that effect or has waived the requirement for an opinion. A legal opinion regarding the registration of the transaction will be obtained at the expense of Epitope, Inc., by its designated legal counsel upon notice of exercise of the Warrant Agreement by the Warrantholder at any time after the effective date of a registration statement covering the transaction; any other legal opinion shall be the responsibility of the Warrantholder.

      THE UNDERSIGNED HEREBY AGREES NOT TO SELL OR OTHERWISE TRANSFER OR DISPOSE OF THE WARRANT SHARES FOR A PERIOD ENDING 60 DAYS AFTER THE DATE OF PURCHASE OF THE WARRANT SHARES.

      Please deliver the certificate and a new Warrant Agreement for the unexercised Warrants, if any, to:

                        ------------------------------------
                        ------------------------------------
                        ------------------------------------
                            Warrantholder:--------------------------------------

                            By--------------------------------------------------
                              Title:

Dated:  --------------, 19--  [Name of  Warrantholder  must be identical to name shown in the registry books of the Company; signature must be guaranteed by a bank or brokerage firm doing business in the U.S.]

Warrantholder: -----------------------------------
Address:       -----------------------------------
               -----------------------------------
               -----------------------------------

                               FORM OF ASSIGNMENT

      [NOTE: Unless the transaction has been registered under the 1933 Act or is exempt from registration thereunder, this Assignment must be executed, and the re-issued Warrants must be delivered, outside of the U.S., its territories and possessions.]



      FOR VALUE RECEIVED, the undersigned registered owner of this Warrant Agreement hereby sells, assigns, and transfers to the Assignee(s) named below all of the rights of the undersigned under the Warrant Agreement, with respect to Warrants for the number of shares of Common Stock set forth below:


Name of Assignee                    Address                     No. of Shares*
----------------                    -------                     --------------








      *Please note that the minimum denomination in which Warrant Agreements may be issued is 1,000 shares of Common Stock.



      Dated: ------------, 19--.

                            Warrantholder:--------------------------------------



                                         By-------------------------------------
                                           Title:

                                    [Name of Warrantholder must be identical to name shown in the registry books of the Company; signature must be guaranteed by a bank or brokerage firm doing business in the U.S.]